Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2010	2009	Change	Change	2010	2009	Change	Change
Kilowatt-Hour Sales-
Total Sales	47,826	45,925	4.1%		96,285	89,858	7.2%

Total Retail Sales-	39,676	37,281	6.4%	3.8%	79,446	73,323	8.4%	3.2%
Residential	12,711	12,018	5.8%	1.4%	27,840	24,562	13.3%	1.5%
Commercial	13,992	13,752	1.7%	-1.0%	26,743	26,089	2.5%	-0.7%
Industrial	12,739	11,272	13.0%	12.3%	24,389	22,192	9.9%	9.7%
Other	234	239	-1.8%	-2.2%	474	480	-1.1%	-1.6%

Total Wholesale Sales	8,150	8,644	-5.7%	N/A	16,839	16,535	1.8%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.